Exhibit 10.12

SECOND AMENDMENT TO PROMISSORY NOTE

On May 29, 2012 Xhibit, LLC, a Nevada limited liability company  now operating under the name of Xhibit Interactive, LLC, a Nevada limited liability company, (“Maker”) issued that certain Promissory Note (“Promissory Note”) to  Larry Eiteljorg, (“Payee”) in the sum of  Two Hundred Thousand Dollars (US$200,000.00) which was due and payable along with accrued interest on September 30, 2012.

Effective September 30, 2012 the Maker and Payee agreed to extend the maturity date to November 30, 2012.  All other terms and conditions of the Promissory Note remained the same.

For good and valuable consideration paid by Maker and received by Payee, both parties agree to extend the maturity date of the Promissory Note to December 31, 2012.   All other terms and conditions of the Promissory Note shall remain the same.

Agreed and accepted as of this ___ day of December 2012 and effective as of November 30, 2012.

Maker:

____________________________
Michael Schifsky, its CFO

Payee:

____________________________
Larry Eiteljorg